EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 (Nos. 333-111225, 333-129387, 333-129389, 333-129390, 333-135064, 333-146989, 333-157686, 333-180979, 333-195951, 333-217824, 333-238190, 333-276679 and 333-279199) of our reports dated February 26, 2026, relating to the financial statements of Oppenheimer Holdings Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

New York, New York

February 26, 2026